Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL REQUIRES ADDITIONAL

TIME TO FILE ITS SECOND QUARTER FORM 10-Q

Delay does not affect the Company’s ongoing business operations or long-term growth prospects

Wood Dale, Ill. – August 15, 2016 – Power Solutions International, Inc. (Nasdaq:PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, today announced that it requires additional time to file its Form 10-Q for the quarter ended June 30, 2016, with the Securities and Exchange Commission (“SEC”). The Company had previously disclosed its intent to file a Notification of Late Filing on Form 12b-25 with the SEC on August 10, 2016. Pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, the Company received an extension until August 15, 2016. The extension will expire without the filing of the Company’s Form 10-Q.

The additional time is needed for the Company to complete a review and finalize the financial statements for the second quarter. The Company has not completed its financial statements in light of an ongoing review of allegations made by a former employee. The Board and the Company take all allegations that concern its financial reporting seriously and initiated an independent review to assess whether there is any merit to them. The review is primarily focused on certain transactions involving revenue recognition. The Audit Committee and the professionals engaged by it to conduct the independent review are working diligently with management to conclude this review in a timely manner. Once the independent review is complete, the Company will announce its findings and subsequently release its results for the quarter.

The review does not affect the Company’s ongoing operations, its ability to serve its customers, or its long-term growth prospects. The Company and the Board of Directors are committed to ensuring integrity of its compliance procedures and financial reporting.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, and Co-generation power (CHP) applications; mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. In addition, PSI develops and delivers power systems purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:

Power Solutions International, Inc.

Michael P. Lewis

Chief Financial Officer

+1 (630) 451-2290

Michael.Lewis@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com